UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2017

ROYAL ENERGY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52547	11-3480036
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

56 Broad Street, Suite 2, Charleston, SC 29401

(Address of principal executive offices) (Zip Code)

(843) 900-7693

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into Material Definitive Agreement.

On June 12, 2017, Royal Energy Resources, Inc. (the “Company”), entered into a Secured Promissory Note dated May 31, 2017 with Cedarview Opportunities Master Fund, L.P. (the “Lender”), under which the Company borrowed $2,500,000 from the Lender. The loan bears non-default interest at the rate of 14%, and default interest at the rate of 17% per annum. The Company and the Lender simultaneously entered into a Pledge and Security Agreement dated May 31, 2017, under which the Company pledged 5,000,000 Common Units in Rhino Resource Partners, LP (“Rhino”) as collateral for the loan. The loan is payable through quarterly payments of interest only until May 31, 2019, when the loan matures, at which time all principal and interest is due and payable. The Company deposited $350,000 of the loan proceeds into an escrow account, from which interest payments for the first year will be paid. After the first year, the Company is obligated to maintain at least one quarter of interest on the loan in the escrow account at all times. In consideration for the Lender’s agreement to make the loan, the Company transferred 25,000 Common Units of Rhino to the Lender as a fee. The Company intends to use the proceeds to repay in full all loans made to the Company by E-Starts Money Co. in the principal amount of $578,593, and the balance for general corporate overhead, as well as costs associated with potential acquisitions of mineral resource companies, including legal and engineering due diligence, deposits, and down payments.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On July 17, 2017, the Company exercised its right to convert two promissory notes payable by the Company into common stock of the Company. The first note was issued by the Company to Rhino on March 21, 2016 in the original principal amount of $7,000,000 (the “SPA Note”). The balance owed on the SPA Note was $2,000,000 at the time of the conversion. The second note was issued by the Company to Weston Energy, LLC on September 30, 2016 in the original principal amount of $2,000,000 (the “Weston Note”). The balance owed on the Weston Note was $2,126,574.74 at the time of conversion. The Weston Note was assigned by the original holder to Rhino on December 30, 2016.

Pursuant to a letter agreement dated December 30, 2016 between the Company and Rhino, the parties agreed that all principal and interest owed under the SPA Note and the Weston Note was convertible upon demand of the Company into shares of the Company’s common stock at a price per share equal to seventy-five percent (75%) of the volume weighted average closing price for the ninety (90) trading days preceding the date of the conversion, subject to a minimum conversion price of $3.50 per share and a maximum conversion price of $7.50 per share. The volume weighted average closing price for the Company’s common stock for the ninety (90) trading days ending on July 14, 2017, the last trading day prior to the conversion, was $6.014557 per share, which resulted in a conversion price of $4.510918 per share. Accordingly, the number of shares of common stock issuable to Rhino upon conversion of both the SPA Note and the Weston Note was 914,797 shares.

2

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Item	Description

10.1	Secured Promissory Note dated May 31, 2017 between Royal Energy Resources, Inc. and Cedarview Opportunities Master Fund, LP.

10.2	Pledge and Security Agreement dated May 31, 2017 between Royal Energy Resources, Inc. and Cedarview Opportunities Master Fund, LP.

3

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROYAL ENERGY RESOURCES, INC.

Date: August 8, 2017	By:	/s/ William L. Tuorto
William L. Tuorto, Chief Executive Officer

4